Post-Effective
                                                         Amendment No. 10 to
                                                         SEC File No. 70-6903




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   APPLICATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")


                 Jersey Central Power & Light Company ("JCP&L")
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19605

               (Name of company filing this statement and address
                         of principal executive office)

                                GPU, INC. ("GPU")
          (Name of top registered holding company parent of applicant)

Terrance G. Howson,                     Douglas E. Davidson, Esq.
Vice President and Treasurer            Berlack, Israels & Liberman LLP
Scott Guibord, Secretary                120 West 45th Street
Michael J. Connolly, Esq.               New York, New York  10036
Vice President - Law
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey  07962


                   (Names and addresses of agents for service)





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          JCP&L  hereby  post-effectively  amends its  Application  on Form U-1, docketed in SEC File No. 70-6903, as follows:


          1.   By amending the first sentence of paragraph D to read as follows:

          Consequently, by this post-effective amendment, JCP&L requests authorization to extend, until March 31, 2005, the time during which it may acquire such customer obligations (up to the aforesaid amount of $15 million) and incur administrative and other related expenses (up to the aforesaid aggregate amount of $750,000).

          2.   By filing the following exhibit in Item 6 thereof:

               F - Opinion of Berlack, Israels & Liberman LLP.
















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


                                    SIGNATURE
                                    ---------

            PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANY HAS DULY CAUSED THIS STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date:  October 22, 1999





                              Jersey Central Power & Light Company



                              By:  /s/ T. G. Howson
                                   -------------------------------
                                       T. G. Howson
                                       Vice President and Treasurer




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